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CONTACT:	Edward Heffernan Chief Financial Officer Alliance Data Systems Tel: 972-348-5196
Stephanie Prince FD Morgen-Walke Tel: 212-850-5600
Media: Tony Good Tel: 972-348-5425

ALLIANCE DATA SYSTEMS EXTENDS LIMITED BRANDS
RELATIONSHIP INTO 2009
*Reaffirms 2002 Guidance & 2003 Outlook*

Dallas, TX, September 4, 2002—Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced a significant contract extension with Limited Brands, Inc. (NYSE: LTD), its largest client. As a result of this extension and the continued strength of its business, Alliance Data reaffirms comfort with both 2002 guidance and 2003 outlook.

Limited Brands has made a seven-year commitment to Alliance Data, extending its contracts through August 2009. The extension with Limited Brands reaches across all brands and each of its retail affiliates, including The Limited, Victoria's Secret Stores, Victoria's Secret Direct, Express, Bath & Body Works, Lerner New York, Henri Bendel and Express-Men's/Structure. In the aggregate, these brands represented over 18 percent of Alliance Data's consolidated revenues for the first half of 2002. The extension of the contract terms through August 2009 was the only material change to the existing agreements.

"Our oldest and largest client relationship continues to thrive," stated Mike Parks, Alliance Data chairman and chief executive officer. "This major extension is a symbol of our strong partnership and the value we've been able to deliver for this client over the years. Additionally, this extension provides Alliance Data's business model with continued predictability and visibility going forward."

The extensions also provide Alliance Data several other key benefits, according to Edward J. Heffernan, chief financial officer of Alliance Data. "These contract extensions allow the Company the option of extending the maturity of its receivables-based securitizations as they mature, thereby locking in current, historically low interest rates for as much as five years," said Mr. Heffernan. "Our successful completion of these contract extensions also provides us with additional comfort to reaffirm existing 2002 guidance and confirm that our 2003 outlook remains consistent with our previously stated growth goals," added Mr. Heffernan.

The Company re-affirms, and remains comfortably on-track with, previous revenue guidance of $865 million or higher, EBITDA of $144 million or higher, and cash earnings per share of at least $0.60 for 2002.

The Company is also affirming guidance for the full year of 2003 consistent with its long-stated growth model of 12 percent revenue growth, 15 percent or higher EBITDA growth, and high teens growth in cash earnings per share.

About Alliance Data Systems

Based in Dallas, Alliance Data Systems (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, assisting retail, petroleum, utility and financial services companies in managing the critical interactions between them and their customers. Alliance Data each year manages over 2.7 billion transactions and 72 million consumer accounts for some of North America's most recognizable companies. The Company also operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 6,500 associates at more than 20 locations in the United States, Canada and New Zealand.

Alliance Data Systems' Safe Harbor Statement/Forward Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to Alliance Data Systems or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

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ALLIANCE DATA SYSTEMS EXTENDS LIMITED BRANDS RELATIONSHIP INTO 2009 *Reaffirms 2002 Guidance & 2003 Outlook